Netcapital Announces Revenue Growth of 71% for First Half of Fiscal 2023

Conference call to be held tomorrow, December 13, 2022, at 10:00 a.m. ET

BOSTON, MA – December 12, 2022 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the "Company"), a digital private capital markets ecosystem, today announced financial results for the second quarter and first six months of fiscal year 2023 ended October 31, 2022.

"Continuing strong business trends fueled our growth across multiple financial and operating measures in the second quarter," commented Cecilia Lenk, CEO of Netcapital Inc. "Our portfolio companies continued to perform well, and portal activity both from private companies seeking capital and private investors funding innovation remains solid. We look forward to similar trends in the second half of our fiscal year 2023."

Jason Frishman, CEO of Netcapital Funding Portal Inc., commented, "We have hosted many exciting and lucrative offerings over the past six months and will continue to feature inspiring success stories by our clients in our communications to Netcapital stakeholders. The key purpose of our business is to mentor and support entrepreneurs in their journeys. It's rewarding to see the benefits of our services as these startups build, expand, and prosper."

Second Quarter Fiscal 2023 Financial Highlights

- Revenue growth of 48% year-over-year to $1.8 million
- Positive operating income compared to operating loss in the year-ago quarter
- Diluted earnings per share of $0.04 compared to loss per share of ($0.10) in the year-ago quarter
- Equity securities at fair value of $15.1 million at October 31, 2022
- Cash and cash equivalents of $1.6 million at October 31, 2022

First Half Fiscal 2023 Highlights

- Revenue growth of 71% year-over-year to $3.1 million
- Positive operating income compared to operating loss of $1.4 million in the first six months of fiscal year 2022
- Equity securities at fair value increased 18% compared to $12.9 million at April 30, 2022
- Paid down $1 million in debt, closed a $5 million underwritten public offering, and uplisted to Nasdaq in July 2022

For additional disclosure regarding Netcapital's operating results, please refer to the Quarterly Report on Form 10-Q for the period ended October 3, 2022, which has been filed with the Securities and Exchange Commission.

Conference Call Information

The Company will host an investor conference call tomorrow, December 13, 2022, at 10:00 a.m. ET.

Participant access:	844-985-2012 or 973-528-0138
Conference entry code:	914548

For those unable to participate in the live call, a replay will be made available in the Investors section of the company's website.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The company's consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies with disruptive technologies. The Netcapital funding portal is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Investor Contact

800-460-0815
ir@netcapital.com

NETCAPITAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2022 (Unaudited)	April 30, 2022 (Audited)
Assets:		
Cash and cash equivalents	$ 1,565,242	$ 473,925
Related party receivable	668	668
Accounts receivable net	2,269,800	2,433,900
Other receivables	16,604	—
Prepaid expenses	39,236	5,694
Total current assets	3,891,550	2,914,187
Deposits	6,300	6,300
Notes receivable – related parties	202,000	202,000
Purchased technology, net	15,494,542	15,536,704
Investment in affiliate	240,080	240,080
Equity securities at fair value	15,112,601	12,861,253
Total assets	$ 34,947,073	$ 31,760,524
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable		
Trade	$ 451,903	$ 536,508
Related party	75,204	378,077
Accrued expenses	250,179	229,867
Stock subscription payable	10,000	33,400
Deferred revenue	660	2,532
Interest payable	270,083	222,295
Deferred tax liability, net	779,000	977,000
Related party debt	19,660	22,860
Secured note payable	400,000	1,400,000
Current portion of SBA loans	1,896,737	1,890,727
Loan payable - bank	34,324	34,324
Convertible notes payable	—	300,000
Total current liabilities	4,187,750	6,027,590
Long-term liabilities:		
Long-term SBA loans, less current portion	489,063	495,073
Total liabilities	4,676,813	6,522,663
Commitments and contingencies	—	—
Stockholders' equity:		
Common stock, $.001 par value; 900,000,000 shares authorized, 4,312,777 and 2,934,344 shares issued and outstanding	4,313	2,934
Shares to be issued	244,250	244,250
Capital in excess of par value	27,263,174	22,479,769
Retained earnings	2,758,523	2,510,908
Total stockholders' equity	30,270,260	25,237,861
Total liabilities and stockholders' equity	$ 34,947,073	$ 31,760,524

NETCAPITAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended October 31, 2022	Three Months Ended October 31, 2021	Six Months Ended October 31, 2022	Six Months Ended October 31, 2021
Revenues	$ 1,778,973	$ 1,199,822	$ 3,119,546	$ 1,825,009
Costs of services	36,235	17,775	57,298	46,080
Gross profit	1,742,738	1,182,047	3,062,248	1,778,929
Costs and expenses:				
Consulting expense	199,781	183,030	325,392	365,635
Marketing	32,882	22,000	40,662	43,826
Rent	17,187	10,481	34,399	22,611
Payroll and payroll related expenses	876,908	730,296	1,646,848	1,791,655
General and administrative costs	280,815	561,370	673,112	956,422
Total costs and expenses	1,407,573	1,507,177	2,720,413	3,180,149
Operating income (loss)	335,165	(325,130)	341,835	(1,401,220)
Other income (expense):				
Interest expense	(22,978)	(35,026)	(59,290)	(70,271)
Gain on debt conversion	—	—	224,260	—
Amortization of intangible assets	(21,081)	—	(42,162)	—
Realized loss on sale of investment	—	—	(406,060)	—
Unrealized gain (loss) on equity securities	(8,968)	—	(8,968)	3,275,745
Total other income (expense)	(53,027)	(35,026)	(292,220)	3,205,474
Net income (loss) before taxes	282,138	(360,156)	49,615	1,804,254
Income tax expense (benefit)	99,000	(86,000)	(198,000)	621,000
Net income	$ 183,138	$ (274,156)	$ 247,615	$ 1,183,254
Basic earnings (loss) per share	$ 0.04	$ (0.10)	$ 0.07	$ 0.48
Diluted earnings (loss) per share	$ 0.04	$ (0.10)	$ 0.07	$ 0.47
Weighted average number of common shares outstanding:				
Basic	4,289,802	2,718,383	3,729,174	2,462,251
Diluted	4,290,052	2,718,383	3,729,424	2,497,808

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and

assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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